UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue Boston, MA	91340
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Commitment for Senior Secured Convertible Term Loan

On September 27, 2022, Gamida Cell Ltd. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Highbridge Tactical Credit Master Fund, L.P. (or one or more of the funds managed, advised or sub-advised by Highbridge Capital Management, LLC and/or for which Highbridge Capital Management LLC acts as trading manager and not in its individual capacity (collectively, “Highbridge”)), as lender (together with the other lenders from time to time party thereto, the “Lenders”), pursuant to which Highbridge has committed to provide a senior secured, convertible term loan (the “Loan”), in the aggregate original principal amount of $25 million, to the Company or its subsidiary, to be issued with a 3% original issue discount. The Commitment Letter does not represent a definitive credit facility and there is no guarantee that we will be able to obtain $25 million in debt financing on the terms set forth in the Commitment Letter or at all. As such, upon further negotiation of the Loan’s definitive agreement, the terms described herein may be subject to material changes.

The commitments of Highbridge under the Commitment Letter are subject to certain conditions, including: (i) the completion of a due diligence review of the material intellectual property of the Company in scope and with results satisfactory to Highbridge in its sole and absolute discretion; (ii) consummation of an equity financing resulting in gross proceeds to the Company of not less than $20 million; (iii) receipt of all applicable corporate and third-party consents, and regulatory approvals, if any, relating to the Loan; (iv) no occurrence of an event that has had or could be reasonably expected to result in a material adverse change after June 30, 2022; (v) no disruption, adverse change or condition in the financial, banking or capital markets generally, or in the market for convertible high yield debt in particular, which in Highbridge’s reasonable judgment has materially impaired, or could materially impair, the economic benefits expected to be realized from the financing of the Loan; (vi) the accuracy and completeness of all representations that the Company and its affiliates made to Highbridge and the Company’s compliance with the terms of the Commitment Letter; (vii) the satisfactory negotiation, execution and delivery of appropriate documents relating to the Loan, to be based upon and substantially consistent with the terms set forth in the Commitment Letter; and (viii) the satisfaction of customary closing conditions.

The Commitment Letter provides that the Loan will mature 24 months from the closing date for the Loan (the “Maturity Date”) and bear interest at the annual rate of 7.50%, payable on a quarterly basis, with the interest rate increasing to 12.00% at any time (i) after the 60th day following the closing date that either a registration statement covering the resale of the underlying ordinary shares of the Company is not effective or the ordinary shares issuable pursuant to the Loan are not eligible for resale pursuant to Rule 144 by persons who are not, and have not been for the preceding 90 days, affiliates of the Company, or (ii) upon any event of default under the Loan. To the extent that certain conditions are satisfied (including the effectiveness of a resale registration statement), interest may be paid in the Company’s ordinary shares which will be valued at 95% of the volume weighted average price over a period to be agreed upon (the “VWAP Price”). The Commitment Letter provides that the obligations under the Loan will be secured by substantially all assets of the Company and its subsidiaries.

Pursuant to the Commitment Letter, subject to certain limitations, the Lenders will be entitled to convert the Loan, together with a make-whole premium equal to all accrued and unpaid, and remaining coupons due through the Maturity Date (the “Make Whole Amount”), into the Company’s ordinary shares at a conversion price to be equal to a 35% premium to the arithmetic mean of the volume weighted average price of the Company’s ordinary shares for the three-trading day period commencing on September 28, 2022, which price is subject to adjustment in the event of ordinary share dividends, reclassifications and certain other fundamental transactions affecting the ordinary shares.

The Commitment Letter provides that, subject to certain conditions, the Loan will be immediately callable at any time at a redemption price (the “Optional Redemption Price”) equal to (a) 100% of the principal amount of the Loan to be redeemed, plus (b) accrued and unpaid interest to, but excluding, the redemption date, plus (c) the Make Whole Amount, and plus (d) a redemption premium of 5%. The Commitment Letter provides that commencing four months after the closing date for the Loan, the Company shall make monthly installment payments in an amount equal to (a) a ratable amount of the outstanding principal amount of the Loan divided by the remaining months to Maturity Date plus (b) accrued and unpaid interest on such amount. Such installment payments will include a 5% redemption premium and will be payable in either cash or ordinary shares valued at 95% of the VWAP Price, subject to certain conditions. The Commitment Letter provides that, if certain conditions are satisfied, the Make Whole Amount applicable to a redemption will be payable in either cash or ordinary shares, at the Company’s option; provided that to the extent that the Company elects to pay the Make Whole Amount in ordinary shares, such payment will be made at 95% of the VWAP Price.

The Commitment Letter provides that the loan documentation will contain customary terms, events of default, including a change of control, a minimum liquidity covenant of $20 million, and other covenants, including, without limitation, negative covenants restricting indebtedness, liens, mergers, asset transfers, certain investing activities and other matters customarily restricted in such agreements.

In connection with the Loan, the Company expects to pay certain fees and expenses of Highbridge and to enter into a registration rights agreement, pursuant to which the Company will be required to file a registration statement registering the resale by the Lenders of any ordinary shares of the Company issuable pursuant to the terms of the Loan within 30 days after the closing date for the Loan.

Launch of Public Offering

On September 27, 2022, the Company issued a press release announcing the launch of a public offering of its ordinary shares, a copy of which is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
99.1	Press Release, dated September 27, 2022: Gamida Cell Announces Launch of Public Offering of Ordinary Shares.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

September 27, 2022	By:	/s/ Shai Lankry
Shai Lankry
Chief Financial Officer

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